U.S. SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

Form 8-K

Current Report Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

June 24, 2020

Cannapharmarx, Inc.

(Exact name of small business issuer as specified in its charter)

Delaware	000-27055	24-4635140
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer ID No.)

Suite 3600

888-3rd Street SW

Calgary, Alberta, Canada T2P5C5

(Address of principal executive offices)

(949) 652-6838

(Issuer’s Telephone Number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act: None

Securities registered pursuant to Section 12(g) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	CPMD	OTC Pink Sheets

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b2 of the Securities Exchange Act of 1934 (§240.12b2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement

Effective June 24, 2020, CannapharmaRx, Inc., a Delaware corporation (OTC Pink “CPMD”) (“CannapharmaRx” or the “Company”) entered into a Limited Liability Company Membership Interest Purchase Agreement (the “Purchase Agreement”), with Bristol Capital Investors, LLC, a Delaware limited liability company, to purchase Ramon Road Production Campus, LLC, a Delaware corporation (“Ramon Road”). Ramon Road is the owner of a state-of-the-art, fully automated cannabis facility designed to accommodate cultivation, manufacturing, distribution, testing laboratory and retail. The main building consists of 325,599 total square feet divided into two primary uses: a Headhouse and a “closed” greenhouse consisting of 8 zones situated on nearly 20 acres, located in Coachella Valley, CA. The property has approved plans for an additional 163,500 square feet building, designed with long term automation methodologies, efficiency and a focus on sustainability of cannabis production. The closed loop rail system is assisted by clone and vegetative staging machines which then are delivered to washing and staging stations for maximum efficiency. The city of Cathedral City has zoned the subject property as Planned Community Commercial (PCC), where permitted uses include cannabis cultivation, manufacturing, distribution, testing laboratory and retail.

The purchase price is $10 million. The acquisition is anticipated to close during the next 45 days, subject to CannapharmaRx receiving appropriate funding. The property will need approximately $20 million in upgrades to become fully functional. While no assurances can be provided, the Company believes it has secured financing for this project via a senior credit facility. Upon completion of upgrades, which are expected to take approximately 6-7 months, the production facility is expected to generate up to 50,000 kilograms of cannabis per year.

Item 7.01 Regulation FD Disclosure

Attached is a copy of a press release being issued by us relating to the execution of a Purchase Agreement to acquire Ramon Road Production Campus, LLC, a Delaware corporation, from Bristol Capital Investors LLC described in Item 1.01 above., a copy of which is attached as Exhibit 99.1 and is hereby incorporated.

Item 9.01.	Financial Statements and Exhibits.

(c) Exhibits.

Number	Exhibit
10.5	Purchase Agreement with Bristol Capital Investors LLC

99.1	Press Release Announcing the execution of a Purchase Agreement to acquire Ramon Road Production Campus, LLC.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: July 2, 2020	CANNAPHARMARX, INC.

	By:	/s/Dominic Colvin
Dominic Colvin Chief Executive Officer

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